                                                                   EXHIBIT 10.26

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      AMENDED AND RESTATED LICENSE AGREEMENT

        This Agreement is between The Public Health Research Institute of The City of New York, Inc., a not-for-profit research corporation of the State of New York, having offices at 225 Warren Street, Newark, NJ 07103 ("PHRI"), and Gen-Probe Incorporated, a California corporation having offices at 10210 Genetic Center Drive, San Diego, CA 92121 ("GEN-PROBE"), collectively "The Parties." It amends and replaces the License Agreement having an effective date of June 25, 1997 (the "Original License").

                                   BACKGROUND

        A. PHRI owns U.S. Patent Application Serial No. 08/439,819, which is a continuation-in-part of earlier U.S. Patent Application Serial No. 08/152,006, now abandoned, and foreign counterpart applications to those U.S. applications, and also U.S. Provisional Patent Application No. 60/015,409. These several applications disclose and claim, inter alia, improvements in fluorescently labeled nucleic acid detection probes, and kits and assays employing such probes.

        B. GEN-PROBE desires a non-exclusive license under the above applications, and patents that may issue therefrom, to develop and perform Assays and market Kits in one or more fields, as reflected below, and PHRI is willing to grant such a license on the terms and under the conditions set forth below.

        C. GEN-PROBE further desires an option for the right to include within its license from PHRI certain Kits to be manufactured under agreements with bioMerieux ("BMX") of France, and PHRI is willing to grant the option for that right on the terms and conditions set forth below.

        NOW THEREFORE, for and in consideration of the mutual covenants contained herein, The Parties agree as follows:

        1. Definitions.

           For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

           1.1 "PHRI Patent Rights" shall mean:

               (a) the claims of the U.S. patents and patent applications listed in Appendix A; the claims of non-U.S. counterpart applications of those U.S. applications, including but not limited to those listed in Appendix A; and the claims of patents issuing from the foregoing U.S. applications and non-U.S. applications; and

               (b) all patent application claims and all patent claims, U.S. and foreign, that cover improvements in the foregoing claimed probes, kits and assays and whose subjects are inventions and discoveries that are made by PHRI through June 24, 2005, so long as not made under commercial sponsorship and so long as PHRI has the right to license GEN-PROBE.

           1.2 "Territory" shall mean worldwide.

           1.3 "Environmental Testing" shall mean the field of use comprising the in vitro measurement, observation or determination of one or more protein or nucleic acid targets of microorganisms (including bacteria, yeast, viruses and parasites) for the purpose of detecting and/or monitoring environmental contamination in (a) materials associated with a manufacturing process, excluding samples of food intended for consumption, or (b) samples collected from air, soil, water or other liquids, particles or surfaces. Environmental Testing includes testing for the presence of microbiological agents used for bioterrorism and biowarfare.

           1.4 "Human In Vitro Diagnostics" ("HIVD") shall mean the field of use comprising the in vitro measurement, observation or determination of one or more protein or nucleic acid targets in a sample obtained from a human being for medical management of that human being or for blood banking, bone marrow banking or similar banking of human tissues for human medical management, and pre-clinical uses and clinical trials for the foregoing uses, even if kits for such purposes are labeled "Research Use Only" or "Investigational Use Only."

               HIVD does not include research and development for any purpose other than as set forth in Section 2.1(c), and specifically excludes human identity testing or parentage testing, forensics, agricultural testing, food testing, quality control and assurance, detection of nucleic acid sequences in persons or in living cells, in vitro fertilization and diagnoses therefor, tests on materials obtained from animals other than humans, tests on plants, or any other testing not specifically included in the previous paragraph.

           1.5 "Food Testing" shall mean the field of use comprising the in vitro measurement, observation, or determination of one or more protein or nucleic acid targets of an organism in a sample obtained from food and/or sources of food intended for human consumption in order to determine whether or not that food is fit for consumption.

           1.6 "Licensed Fields" shall mean the fields of Human In Vitro Diagnostics, Food Testing, and Environmental Testing.

           1.7 "Molecular Beacon Probe" shall mean a detector probe with interacting label moieties covered by any claim of PHRI Patent Rights. A Molecular Beacon Probe [***]. A Molecular Beacon Probe may generate a signal either by binding directly to a nucleic acid target or [***]. Molecular Beacon Probe excludes probes that must, in order that a signal be generated, interact with a macromolecule other than a nucleic acid target or a target-dependent nucleic acid sequence, when the probe is hybridized to a nucleic acid target or to a target-dependent nucleic acid sequence.

           1.8 "Assay" shall mean, collectively, all steps necessary to detect the presence or absence of, or determine the amount of, one or more protein or nucleic acid target sequences in a sample or control, including any combination of the steps of sample preparation, isolation of protein or nucleic acid sequences, amplification of targets or probes, generation of target-dependent nucleic acid sequences, detection, quantitation, analysis and reporting of results.


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                                       5

           1.9 "Kit" shall mean, collectively, at least one Molecular Beacon Probe in combination with all such other reagents and materials, not including instrumentation or associated software, as are necessary to perform an Assay.

           1.10 "Affiliate" of GEN-PROBE shall mean an organization of which GEN-PROBE owns or controls fifty percent or more of the voting stock or fifty percent or more of other ownership interest.

           1.11 "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.

           1.12 "Straight Sale" of Licensed Kits shall mean a sale whose consideration is money only, in an arm's length transaction, to an unrelated third-party distributor or end user not enjoying a special course of dealing with seller, wherein the Kit sale price is not affected by any other dealing, including but not limited to sale or purchase of other products or services. For pre-clinical uses and clinical studies, distribution shall be considered to be a Straight Sale, even if no charge is made by GEN-PROBE,

           1.13 "Valid Claim" shall mean a claim of a patent which has not been held invalid or unenforceable by an agency or court of competent jurisdiction from which no appeal has or can be taken, or a pending claim of a patent application.

           1.14 "Net Sales Price" shall apply to a Straight Sale of a Licensed Kit and shall mean GEN-PROBE's gross invoice price less: if based on Licensed Kits only, discounts allowed and taken, in amounts customary in the trade; and sales taxes, use taxes and duties paid by GEN-PROBE for such sale.

           1.15 "Molecular Switch Patents" shall mean U.S. Patents 5,118,801 and 5,312,728, and the claims of corresponding foreign patents and applications.

           1.16 "Licensed Assay" shall mean an Assay that utilizes at least one Molecular Beacon Probe, wherein the Molecular Beacon Probe itself, or any combination of reagents used in the Assay, or the manufacturing or importation of either the Molecular Beacon Probe or the combination of reagents, or the Assay itself is covered by at least one Valid Claim of PHRI Patent Rights.

           1.17 "Licensed Kit" shall mean a Kit for use in a Licensed Field, where the Molecular Beacon Probe, the Kit or the manufacture, sale or importation of either, or an Assay performed with the Kit is covered by at least one Valid Claim of PHRI Patent Rights.

        2. License Grant.

           2.1 Subject to the terms and conditions of this Agreement, PHRI grants to GEN-PROBE a royalty-bearing, non-exclusive immunity from suit in the Territory under PHRI Patent Rights:

               (a) to itself perform Licensed Assays;

               (b) to make, have made, use, sell and promote Licensed Kits, and to pass on to end-user purchasers the right to use those Licensed Kits in the Licensed Fields under PHRI Patent Rights; and

               (c) to develop Licensed Assays and Licensed Kits, and to test
                   Licensed Kits for quality control.

           2.2 No rights are granted to sell or distribute Molecular Beacon Probes except as Kits. Further, rights under the Molecular Switch Patents are limited to inclusion or use of Molecular Beacon Probes, and no rights are granted under the Molecular Switch Patents for Kits or Assays that infringe those patents by reason of including or using a molecule that is not a Molecular Beacon Probe.

           2.3 No rights are granted under any other patent or patent application owned or licensable by PHRI, including other patents already issued and other patents which may issue from patent applications that are pending or not yet filed.

           2.4 Except for the right of end-user purchasers to use Licensed Kits in the Licensed Fields, the grant to GEN-PROBE is personal to GEN-PROBE, and GEN-PROBE shall have no right to sublicense, assign or otherwise transfer or share with others the rights granted in this Agreement.

           2.5 Licensed Assays will be performed only by, and Licensed Kits will be marketed and sold only by, GEN-PROBE under its own name. Licensed Kits may be marketed through independent third-party distributors.

           2.6 Notwithstanding Section 2.5, GEN-PROBE may exercise the rights granted under Article 2 through its Affiliates that were Affiliates as of June 25, 1997 or through its Affiliates which are 100$ owned by Gen-Probe, even if formed after June 25, 1997, but only for so long as either remain Affiliates of GEN-PROBE and only to the extent that GEN-PROBE reports and pays under this Agreement on behalf of such Affiliates.

        3. BMX Option.

           3.1 GEN-PROBE has agreements with BMX dated May 2, 1997, under which Assay products bearing GEN-PROBE's name and trademarks and also BMX's name and trademarks may be either manufactured entirely by GEN-PROBE or partly manufactured by GEN-PROBE and partly manufactured by BMX with final product assembly by BMX.

           3.2 Subject to the terms and conditions of this Agreement, PHRI grants to GEN-PROBE an option to elect to include among the Assay products described in Section 3.1 Licensed Kits for the Licensed Fields of Human In Vitro

Diagnostics and Food Testing, in which event such Kits will be included within the license grant of Section 2.1.

           3.3 GEN-PROBE may make the election under Section 3.2 and begin development of Licensed Kits described in that section at any time during the term of this Agreement by serving written notice on PHRI accompanied by payment of the option exercise fee under Section 4.3.

           3.4 Upon GEN-PROBE's exercise under Section 3.3, BMX's sales of Licensed Kits described in Section 3.2 will be considered sales by GEN-PROBE under this Agreement, and GEN-PROBE will account for such sales on that basis.

           3.5 No rights and no option for rights are granted to BMX beyond Licensed Kits described in Section 3.2.

        4. Fees and Royalties.

           For the rights granted under this Agreement, including both Article 2 and Article 3, GEN-PROBE shall pay fees and royalties set forth in this Article 4.

           4.1 License Issue Fees. GEN-PROBE paid to PHRI on signing of the Original License a license issue fee of [***]. GEN-PROBE shall pay to PHRI on signing of this Agreement an amendment issue fee of [***].

           4.2 Annual License Fee. GEN-PROBE paid to PHRI annual license fees of [***], and [***] for the first six (6)


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omitted portions.

years under the Original License. On June 25, 2003, and on each anniversary thereof, GEN-PROBE shall pay to PHRI an annual license fee of [***] for the upcoming year. The annual license fee is not creditable against royalties.

           4.3 Option Exercise Fee. GEN-PROBE shall pay to PHRI a fee of [***] with the notice described in [***].


           4.4 Milestones. GEN-PROBE has paid to PHRI a milestone payment of [***] for the issuance of a patent within PHRI Patent Rights. GEN-PROBE shall pay to PHRI, upon achievement, a fee of [***] for the achievement of each of the following milestones during this Agreement:

               (a) [***]

               (b) [***]

               (c) [***]

           4.5 Earned Royalties. GEN-PROBE shall pay to PHRI an earned royalty for each sale of a Licensed Kit. GEN-PROBE shall also pay to PHRI an earned royalty for each performance of a Licensed Assay (other than an Assay performed by a customer using a Licensed Kit). The earned

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omitted portions.

royalty for each Licensed Kit and each Licensed Assay shall be determined according to the remainder of this section.

               (a) For a Straight Sale of a Licensed Kit, the earned royalty shall be [***].


               (b) For distribution of a Licensed Kit which is not a Straight
                   Sale for any reason, or for performance of a Licensed Assay, the earned royalty shall be that which provides a dollar return to PHRI equal to the dollar return PHRI would have received were the Licensed Kit sold in a Straight Sale or were the Assay reagents sold as a Licensed Kit in a Straight Sale.

               (c) Types of GEN-PROBE's business transactions, including manner of sale and products or services to which applicable, falling under subsection 4.5(b) that have already been considered by The Parties, if any, are described in Appendix B to this Agreement, which includes for each type of transaction an earned royalty, for example a fixed dollar amount or a rate
                   (X) on a base (Y), in accord with



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the Commission. Confidential treatment has been requested with respect to the
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                                       12
                   the definition of subsection 4.5(b), as agreed by The
                   Parties.

               (d) Other types of business transactions falling under subsection
                   4.5 (b) which GEN-PROBE may wish to utilize will be considered when necessary. Prior to introduction of a transaction not already covered by Appendix B, an earned royalty in accord with the definition of subsection 4.5 (b) will be determined according to the procedure set forth in this subsection and added to Appendix B.

                   (i) GEN-PROBE will provide to PHRI all information pertinent to arriving at an earned royalty in accordance with the principle set forth in subsection 4.5(b).

                   (ii) Next, The Parties will, in good faith, confer and attempt to determine the earned royalty by agreement.

                   (iii) If agreement cannot be reached, The Parties will, if possible, within thirty (30) days put the question to binding arbitration of a single, mutually acceptable arbitrator under a mutually acceptable procedure.

                   (iv) If The Parties cannot agree on an arbitrator and/or procedure, they will promptly put the question to binding arbitration under the rules of, and before a single arbitrator selected by, the Center for Public Resource (current address: 680 Fifth Avenue, New York, NY 10019); or if that service is unavailable, binding arbitration under the rules of, and before a single arbitrator selected by, the American Arbitration Association.

               (e) The Parties recognize the possibility that an earned royalty previously agreed to, as reflected in subsection 4.5(c), or subsequently determined according to subsection 4.5(d) may in time cease to satisfy the definition set forth in subsection 4.5(b). Therefore, either party may request review and revision of such earned royalty not more frequently than once per year, according to the procedure set forth in subsection 4.5(d). The pre-review earned royalty shall continue to apply until thirty (30) days after review and revision is requested. If a determination on the requested revision is not reached within thirty (30) days, royalty payments shall continue to be made using the pre-review amount, subject to retroactive adjustment to the end of the thirty-day period, if a revised earned royalty is ultimately determined in response to the request.

 Nothing contained in this Section 4.5 shall require payment of royalties for Licensed Assays performed by GEN-PROBE or its Affiliates for internal use.

           4.6 Volume Reduction. Earned royalties determined according to
Section 4.5 in a single calendar year shall be subject to a stepped volume discount as follows:

     Ranges of                                   Multiplication
     Royalties                                   Factor to Arrive
     Determined                                  at Discounted
     Under Section 4.5                           Royalty
     ----------------------                      -----------------
     $        0 - 1,000,000                         [***]
     $1,000,001 - 2,000,000                         [***]
     $2,000,001 - 3,500,000                         [***]
     $3,500,001 - 4,000,000                         [***]
     $4,000,001 and above                           [***]

[***].

           4.7 Minimum Annual Royalty. GEN-PROBE has paid minimum annual royalties of [***] under the Original License for the period through December 31, 2001. GEN-PROBE shall pay to PHRI a minimum annual royalty of [***] per calendar year, beginning with calendar year 2002, pursuant to Section 5.2(c). Each minimum annual royalty shall be creditable only against earned royalties under Section 4.5 that accrued during the calendar year to which it applies and were reported and paid pursuant to Article 5.


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                                       16

           4.8 Earned Royalty Credit. GEN-PROBE shall have a credit of [***] to apply against the first [***] of earned royalties, calculated under Sections 4.5 and 4.6, in excess of minimum annual royalties.

        5. Records, Reports and Payments.

           5.1 Records. GEN-PROBE shall keep full, true and accurate records of account of the particulars for royalty payments, which records shall be available for inspection by PHRI or an independent certified public accountant for three (3) years. If in dispute, such records shall be kept until the dispute is resolved. Any inspection shall be at PHRI's expense unless the total of earned and minimum royalties for the period inspected are found to have been understated by five percent (5%) or more, in which case GEN-PROBE shall pay for the inspection.

           5.2 Reports. GEN-PROBE shall report accrued royalties on a calendar quarterly basis, calendar quarters being the three-month periods ending March 31, June 30, September 30 and December 31 of each calendar year. GEN-PROBE shall within forty-five (45) days after the close of each calendar quarter deliver to PHRI a true and accurate royalty report.

               (a) This report shall give such particulars as are pertinent to an accounting for earned royalties under this Agreement, including at least:

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                                       17

                   (i) for Kits subject to Section 4.5(a), the number of Kits distributed, compilation of billings therefor, allowable deductions from billings, net sales subject to royalty (sum of Net Sales Prices of all Kits), and royalties on net sales; and

                   (ii) for Kits and Assays subject to Section 4.5(b), the type of business transaction identified in Appendix B, the earned royalty specified in Appendix B, and royalties due for each type of business transaction.

               (b) Earned royalty reductions pursuant to Section 4.6 shall be shown.

               (c) The minimum annual royalty, earned royalty payments
                   creditable against it and any net amount owing shall be calculated and reported in the reports for the quarters ending December 31.

               (d) Credits under Section 4.8 shall be shown until the full [***]
                   credit is consumed.

               (e) The correctness and completeness of reports shall be attested to by the


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omitted portions.

                   responsible financial officer of GEN-PROBE or by GEN-PROBE'S external auditor.

All reports submitted by GEN-PROBE shall be confidential. PHRI will use the reports only for the purpose of monitoring payment of royalties. PHRI will not disclose any report or, except for the amount of royalties collected and then without naming the source, the information contained in any report to any third party. If PHRI believes that disclosure is warranted by law or circumstances, it shall first give GEN-PROBE notice and an opportunity to object. PHRI shall take all steps appropriate to minimize disclosure if any proper disclosure is made after notice and opportunity to object are provided GEN-PROBE.

           5.3 Royalty Payments. Simultaneously with the delivery of each royalty report, GEN-PROBE shall pay to PHRI all royalties then due. Unless directed otherwise, GEN-PROBE shall send reports and payment to PHRI at the notice address (Section 18.2) to the attention of Alla Rabinovich.

           5.4 Annual License Fee Payments. The annual license fee payments under Section 4.2 shall be paid on or before the anniversary of the effective date of the Original License to apply to the upcoming year.

           5.5 Late Payments. Late payments by GEN-PROBE shall include interest at 2% over the then-current prime rate of Chase Manhattan Bank of New York, New York.

        6. Compliance and Quality.

           PHRI does not approve or endorse any service or product of GEN-PROBE. Quality and quality control, and compliance with applicable laws and regulations, are the sole responsibility of GEN-PROBE.

        7. Notice to Customers.

           7.1 GEN-PROBE shall, by means of a label statement applied to each Licensed Kit distributed to a third party, state positively that the Kit comes with only limited field-of-use rights under PHRI Patent Rights, and identifies that field of use, consistent with the terms of the limited grant hereunder. GEN-PROBE shall propose language for this label statement for PHRI's approval, in view of PHRI's need to protect its intellectual property rights, approval not to be withheld unreasonably.

           7.2 GEN-PROBE shall use the same or a similar PHRI-approved statement in promotional literature for Licensed Kits and Licensed Assays.

        8. Patent Infringement.

           8.1 It is recognized that services and products of GEN-PROBE, including Licensed Assays and Licensed Kits, may utilize patented technology of third parties. Should that occur, securing rights thereunder or otherwise dealing with third-party patent owners is the sole responsibility of GEN-PROBE.

           8.2 GEN-PROBE has no right to compel PHRI to enforce any patent within PHRI Patent Rights against third-party infringers. If GEN-PROBE's marketing of Licensed Assays or Licensed Kits is being adversely and significantly impacted by infringement of any such patent in any of the Licensed Fields in the Territory, GEN-PROBE may notify PHRI of that fact and provide particulars of the identity of infringing product(s) and/or process(es), the identify of the infringer(s), and the amount of infringement. If the level of infringement described in any such notice in that Licensed Field in any country in the Territory exceeds [***] of the market for Assays and Kits covered by PHRI Patent Rights (the "Market") and substantially impacts GEN-PROBE's marketing of Licensed Assays and Licensed Kits, either (a) PHRI will terminate the significant infringement or bring suit against an infringer within [***] of notification, or (b) GEN-PROBE's earned royalty rate only under Valid Claims in that country and only in that Licensed Field shall be reduced by one-half during the period infringing activity exceeds [***] of the Market. During any time period in which the level of infringement in one of the licensed Fields shall exceed [***] of the Market in the Territory for Assays

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                                       21
 and Kits covered by PHRI Patent Rights, the earned royalty rate in that Licensed Field shall be zero, unless PHRI is suing a substantial infringer.

        9. Term and Termination.

           9.1 Term. The immunity from suit granted herein shall commence on June 25, 1997 and terminate upon the expiration of the last-to-expire of the patents included within PHRI Patent Rights.

           9.2 Guaranteed Term. Except for early termination under subsections
(b)-(d) of Section 9.3, the minimum term for this Agreement shall be to and including December 31, 2002. Guaranteed payments to be made from the Effective Date of this Agreement through the end of the minimum term include an amendment issue fee of [***] and a minimum annual royalty of [***].

           9.3 Termination.

               (a) After the minimum term specified in Section 9.2, GEN-PROBE may terminate this Agreement at any time on thirty (30) days' written notice.

               (b) The immunity from suit granted hereunder shall automatically terminate upon institution by or against GEN-PROBE of any bankruptcy, insolvency arrangement or similar proceeding; the appointment of a

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omitted portions.

                   receiver, trustee or similar officer for a substantial portion of GEN-PROBE's property; an assignment by GEN-PROBE for the benefit of creditors; or an adjudication or written admission of GEN-PROBE as bankrupt, insolvent or unable to pay its obligations as they mature.

               (c) Upon GEN-PROBE's breach or default of a material term of this
                   Agreement, PHRI may terminate this Agreement upon thirty (30) days' written notice, which shall become effective at the end of the thirty-day period unless GEN-PROBE has fully cured such breach or default.

               (d) A decision by a court or administrative body finding PHRI liable or culpable due to GEN-PROBE's performance under this Agreement shall give PHRI the right to terminate this Agreement immediately upon notice.

           9.4 GEN-PROBE's obligation to report and pay fees and royalties for activities preceding expiration or termination of this Agreement shall survive expiration or termination. Further, termination pursuant to any subsection of
Section 9.3 shall not entitle GEN-PROBE
 to forgiveness or return of any portion of the license issue fee, the option exercise fee, any milestone fee or any annual license fee already either due or paid. If expiration or termination occurs within an Agreement year, the minimum annual royalty for that Agreement year shall be reduced by the fraction of the Agreement year remaining after termination.

        10. [***]

            [***]

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                                       24

        11. Publicity.

            Neither party will use the other's name in any publicity, advertising or news release without prior written approval of that other party.


        12. Indemnification.

            GEN-PROBE shall indemnify, defend and hold harmless PHRI, its trustees, officers, faculty, staff and employees against all claims and expenses, including legal expenses and attorney's fees, arising out of death or injury to any person, damage to property, or any other claim, proceeding, demand and liability resulting from GEN-PROBE's activities performed under this Agreement.

        13. Cooperation.

            Through [***] , PHRI agrees to cooperate with GEN-PROBE so as to permit employees of GEN-PROBE to occasionally visit Dr. Fred Kramer's laboratory at PHRI to carry out joint experiments on the licensed subject matter. GEN-PROBE shall be fully responsible for its employees while they are at PHRI and GEN-PROBE shall be responsible for the expenses of joint experiments. Indemnification under Article 12 shall apply to joint experiments and all other activities of GEN-PROBE's employees while at PHRI.


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                                       25

        14.    Warranties.

            14.1 PHRI warrants that it has the power to enter into this Agreement.

            14.2 PHRI warrants that it is the rightful owner of the patents and patent applications included in PHRI Patent Rights.

            14.3 PHRI warrants that it does not own or have license rights under any other patent or patent application which is necessary to the ability and right of GEN-PROBE to practice the rights granted in Section 2.1, as distinct from being possibly useful in the exercise of those rights.

        15. Negation of Warranties.

            15.1 Nothing in this Agreement shall be construed as:

                (a) a warranty or representation by PHRI as to the patentability of any patent application within PHRI Patent Rights, or the validity or scope of any patent issuing thereon;

                (b) a warranty or representation that practice under PHRI Patent
                   Rights is or will be free from infringement of third-party patent rights;

                (c) an obligation to bring or prosecute actions or suits against infringers;

                (d) conferring by implication, estoppel or otherwise any
                   license, immunity or right under any patent of PHRI other than those stated to be included in PHRI Patent Rights;

                (e) an obligation to furnish know-how; or

                (f) creating any agency, partnership, joint venture or similar relationship between PHRI and GEN-PROBE.

            15.2 PHRI MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.



        16. Covenant to License.

            16.1 PHRI agrees that, if GEN-PROBE grants to any third-party a royalty-bearing license in one or more of the Licensed Fields under substantial patented core technology of GEN-PROBE to perform Assays or to manufacture and sell Kits, or both, PHRI will offer to that same third-party a royalty-bearing, non-exclusive immunity from suit under PHRI Patent Rights on the same financial terms (excluding the BMX option) as are set forth in this Agreement, said non-exclusive immunity from suit to be limited (a) to the Territory within GEN-PROBE's grant, (b) to the Licensed Field(s) within GEN-PROBE's grant, and
(c) to Assays and Kits that are royalty bearing under GEN-PROBE's grant.

            16.2 PHRI shall not be required to extend to any third-party licensee of GEN-PROBE any rights beyond those specified in Section 16.1, nor shall PHRI be constrained by this Agreement from seeking whatever compensation it deems reasonable, if it does elect to offer rights beyond those specified.

            16.3 In negotiations to license its core technology, GEN-PROBE may inform prospective licensees with whom it is negotiating of the substance of this Article 16.

        17. Assignment.

            GEN-PROBE may not assign or otherwise transfer its rights or obligations under this Agreement without the written consent of PHRI, except that GEN-PROBE may assign this Agreement to a purchaser of substantially the entire business of GEN-PROBE, upon such purchaser's agreement to be bound by the terms of this Agreement.

        18. General.

            18.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of both parties.

            18.2 Notices under this Agreement shall be given in writing and by registered mail return receipt requested, courier or facsimile, properly addressed. Notice is effective upon receipt by the addressee. Until otherwise notified in writing notices shall be addressed as follows:

                               The Public Health Research Institute
                                    of the City of New York, Inc.
                               225 Warren St.
                               Newark, NJ 07103
                               Attn: Salvatore Marras, Ph.D.
                                     Technology Transfer Administrator

                               Gen-Probe Incorporated
                               10210 Genetic Center Drive
                               San Diego, California 92121
                               Attn:   Chairman, Chief Executive
                                       Officer and President

            18.3 This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The exclusive judicial jurisdiction and venue for any dispute arising from this Agreement or to enforce an arbitration award hereunder shall be in the State or Federal Courts in New York.

            18.4 In the event a dispute arises between The Parties under or relating to this Agreement, other than validity or enforceability of any PHRI patent, The Parties agree to exchange all relevant information pertinent to resolving the dispute and then proceed to out-of-court resolution according to the procedure set forth above in Section 4.5(d)(ii), (iii) and (iv).

            18.5 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any law or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed only to the extent necessary.

            18.6 If any provision of this Agreement is held unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

            18.7 This Agreement may be executed by exchange of facsimile and followed immediately by re-execution of identical hard-copy originals exchanged by Federal Express or Express Mail. Each party agrees that the executed facsimile shall be binding.

            IN WITNESS WHEREOF, The Parties have set their hands and seals and duly executed this Agreement on the date(s) indicated below.

GEN-PROBE INCORPORATED                       THE PUBLIC HEALTH RESEARCH
                                             INSTITUTE OF THE CITY
                                             OF NEW YORK, INC.

By: /s/ HENRY L. NORDHOFF                    By: /s/ LEWIS M. WEINSTEIN
   ----------------------------------           -------------------------------
    Henry L. Nordhoff                            Lewis M. Weinstein
    Chairman, Chief Executive                    President
      Officer & President

Date: 7/19/02                                    Date:  7/10/02
     --------------------------------                 --------------------------

[SEAL]

                                   APPENDIX A

                               PHRI Patent Rights


                                     [***]



***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX B

                   Business Transactions and Earned Royalties
                          for Other than Straight Sales

                                       35